UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 West Hill Street, Suite 400

Chicago, Illinois

(Address of Principal Executive Offices)

60610

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2026, Verano Holdings Corp. (the “Company”) filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effectuate a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock. The Reverse Stock Split is expected to become effective at 12:01 a.m. Pacific Time on June 11, 2026, and the Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on June 11, 2026.

As previously announced by the Company, when the Reverse Stock Split becomes effective, every 5 shares of common stock issued and outstanding will be automatically reclassified and combined into one share of common stock. As of June 4, 2026, the Company has 365,077,512 shares of common stock outstanding, and assuming no additional shares of common stock are issued, the Reverse Stock Split will reduce the issued and outstanding shares of common stock to approximately 73,015,502 shares of common stock. Any additional shares of common stock issued prior to the Reverse Stock Split will be adjusted on the ratio described above. Upon completion of the Reverse Stock Split, the Company anticipates that its common stock will continue to trade on Cboe Canada and OTCQX under the symbol “VRNO”.

The Company will not be issuing fractional post-Reverse Stock Split shares of common stock in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of the Company’s common stock following the Reverse Stock Split is expected to receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise be entitled—multiplied by the closing sale price of the common stock on Cboe Canada, as adjusted for the Reverse Stock Split—on the trading day preceding the effective date of the Reverse Stock Split. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged as a result of the Reverse Stock Split, except for adjustments that will result from rounding fractional shares down to whole shares.

In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and restricted stock units, and to any other securities convertible into shares of common stock, in accordance with the respective terms thereof.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026	VERANO HOLDINGS CORP.

/s/ Richard Tarapchak
Richard Tarapchak
Chief Financial Officer & Treasurer

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